UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 29, 2016

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously reported, on December 18, 2015, OG&E filed an application with the Oklahoma Corporation Commission ("OCC") requesting an annual rate increase of $92.5 million to begin recovering $1.6 billion of electrical infrastructure additions since OG&E's last general rate in 2012. The hearing on the merits for OG&E's rate case application was heard by an administrative law judge ("ALJ") and concluded in May 2016. While there is no statutory deadline for the ALJ to make a recommendation or for the OCC to issue a final order, OG&E is allowed to implement interim rates 180 days after the filing of its application with the OCC.

On June 29, 2016, OG&E announced it will implement an annual interim rate increase of $69.5 million, effective July 1, 2016, and simultaneously reduce the amount it collects from customers for fuel costs. The interim rates are subject to refund of any amount recovered in excess of the rates ultimately approved by the OCC in the rate case.

OG&E cannot predict when the ALJ or OCC will act upon the rate case. The related press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated June 29, 2016 announcing OG&E's implementation of interim rates and reduced fuel costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

July 5, 2016